UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 20, 2021
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Form 8-K filed on October 12, 2021, Robert S. Kovach, Senior Vice President and Chief Credit Officer of the Federal Home Loan Bank of Atlanta (the "Bank"), announced his retirement from the Bank, effective November 5, 2021.

On December 20, 2021, the Bank received non-objection from the Federal Housing Finance Agency regarding a Confidential General Release (the "Agreement") entered into between the Bank and Mr. Kovach, effective December 20, 2021. Pursuant to the Agreement, Mr. Kovach will receive a single lump sum payment of $435,627. In addition, Mr. Kovach will receive awards of incentive compensation under the Bank’s Annual Incentive Compensation Plan (ICP). Specifically, Mr. Kovach will receive a pro-rated portion of the target performance level for the performance period ending December 31, 2021, and Deferred Incentives, as defined in the ICP. Mr. Kovach will also receive a financial planning reimbursement and payment of accured, unused annual leave.

The Agreement includes various other provisions customarily contained in an agreement of its nature, including restrictive covenants, non-solicitation agreements, and certain legal releases of the Bank by Mr. Kovach.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
10.1. General Release Agreement, effective December 20, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 23, 2021
By:/s/ Reginald T. O’Shields
Reginald T. O’Shields
Executive Vice President
Executive Vice President General Counsel and Chief Ethics and Compliance Officer